EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Randall L. Herrel, Sr., in my capacity as Chairman, President and Chief Executive Officer of Ashworth, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
     1. the Quarterly Report of the Registrant, on Form 10-Q for the quarter ended April 30, 2006 (the “Report”), to which this certification is attached as an exhibit fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: June 9, 2006

/s/ Randall L. Herrel, Sr.
Randall L. Herrel, Sr.,
Chairman, President and Chief Executive Officer